    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1994
                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            SCIENTIFIC-ATLANTA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    GEORGIA                                          58-0612397
        (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER IDENTIFICATION NO.)
        INCORPORATION OR ORGANIZATION)
         ONE TECHNOLOGY PARKWAY, SOUTH                                  30092
               NORCROSS, GEORGIA                                     (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            SCIENTIFIC-ATLANTA, INC.
                          1993 RESTRICTED STOCK AWARDS
                            (FULL TITLE OF THE PLAN)

                         PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:
               JAMES F. MCDONALD                                WILLIAM E. EASON, JR.
            CHIEF EXECUTIVE OFFICER                           SCIENTIFIC-ATLANTA, INC.
           SCIENTIFIC-ATLANTA, INC.                         ONE TECHNOLOGY PARKWAY, SOUTH
         ONE TECHNOLOGY PARKWAY, SOUTH                         NORCROSS, GEORGIA 30092
            NORCROSS, GEORGIA 30092                           TELEPHONE: (404) 903-9500
    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                (404) 903-5000
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF
               AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
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
- --------------------------------------------------------------------------------
                                                       PROPOSED        PROPOSED
                                                       MAXIMUM         MAXIMUM
                                        AMOUNT         OFFERING       AGGREGATE       AMOUNT OF
        TITLE OF SECURITIES             TO BE           PRICE          OFFERING      REGISTRATION
         TO BE REGISTERED             REGISTERED     PER SHARE(1)       PRICE            FEE

- --------------------------------------------------------------------------------

Common Stock,
  Par Value $0.50 Per Share........  20,000 shares      $31.69         $633,800          $219

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c), based on the average of the high and low sale prices ($31.69 per share) of the Common Stock of the Registrant on the New York Stock Exchange on January 27, 1994.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

          (c) The description of the Registrant's common stock, par value $.50, which is contained in its registration statement on Form 10 filed under
     Section 12 of the Exchange Act, and the description of the rights to purchase Common Stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
- ------                                  ----------------------
   4.1     Resolutions containing terms of restricted stock awards
   4.2     Form of letter to recipients of restricted stock awards
   5       Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the securities being registered
  23       Consent of Arthur Andersen & Co., Independent Public Accountants
  24       Power of Attorney authorizing James F. McDonald and Kenneth V. Jaeggi to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gwinnett County, State of Georgia, on this 1st day of February, 1994.

                                          SCIENTIFIC-ATLANTA, INC.

                                          By:     /s/ JAMES F. McDONALD
                                          -------------------------------------
                                              James F. McDonald
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Kenneth V. Jaeggi, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                       SIGNATURE                            TITLE                     DATE
                       ---------                            -----                     ----
                 /s/ JAMES F. McDONALD            Chief Executive Officer        February 1, 1994
           ---------------------------------      and Director (Principal
                   James F. McDonald              Executive Officer)

                 /s/ KENNETH V. JAEGGI            Senior Vice President --       February 1, 1994
           ---------------------------------      Finance and Treasurer
                   Kenneth V. Jaeggi              (Principal Financial
                                                  Officer)

                  /s/ JULIAN W. EIDSON            Vice President and             February 1, 1994
           ---------------------------------      Controller (Principal
                    Julian W. Eidson              Accounting Officer)

                 /s/ MARION H. ANTONINI           Director                      December 29, 1993
           ---------------------------------
                   Marion H. Antonini

                   /s/ MYLLE H. BELLE             Director                        January 3, 1994
           ---------------------------------
                     Mylle H. Belle

                /s/ WILLIAM E. KASSLING           Director                        January 4, 1994
           ---------------------------------
                  William E. Kassling

                   SIGNATURE                       TITLE            DATE
                   ---------                       -----            ----
               /s/ WILBUR B. KING                 Director     December 30, 1993
- --------------------------------------------
                 Wilbur B. King

             /s/ ALONZO L. McDONALD               Director     February 1, 1994
- --------------------------------------------
               Alonzo L. McDonald

             /s/ DAVID J. McLAUGHLIN              Director     December 29, 1993
- --------------------------------------------
               David J. McLaughlin

               /s/ JAMES V. NAPIER                Director     February 1, 1994
- --------------------------------------------
                 James V. Napier

                 /s/ SIDNEY TOPOL                 Director     December 31, 1993
- --------------------------------------------
                   Sidney Topol

                                 EXHIBIT INDEX

                                                                                 SEQUENTIALLY
                                                                                   NUMBERED
EXHIBITS                                DESCRIPTION                                  PAGE
- --------                                -----------                              ------------
   4.1       Resolutions containing terms of restricted stock awards...........
   4.2       Form of letter to recipients of restricted stock awards...........
   5.        Opinion of Paul, Hastings, Janofsky & Walker as to the legality of the securities being registered...................................
  23.        Consent of Arthur Andersen & Co., Independent Public
             Accountants.......................................................
  24.        Power of Attorney authorizing James F. McDonald and Kenneth V.
             Jaeggi to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on
             Signature Page of Registration Statement).........................